For period ended 06/30/2010
Registrant Name: American Beacon Mileage Funds
File Number: 811-09018
EX-99.906CERT
Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Mileage Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:
1. the Registrant’s report on Form N-CSR for the period ended June 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr. Gene L. Needles, Jr.	/s/ Melinda G. Heika Melinda G. Heika
President American Beacon Mileage Funds	Treasurer American Beacon Mileage Funds
Date: September 13, 2010
A signed original of this written statement required by Section 906 has been provided to American Beacon Mileage Funds and will be retained by American Beacon Mileage Funds and furnished to the Securities and Exchange Commission or its staff upon request.